EXECUTION COPY

                                 AMENDMENT NO. 1
                                     TO THE
                 SECOND AMENDED AND RESTATED PURCHASE AGREEMENT


     THIS AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED PURCHASE AGREEMENT, dated as of June 14, 2002 (this "Amendment No. 1") is by and between METRIS RECEIVABLES, INC., as buyer (the "Buyer"), and METRIS COMPANIES INC., as seller (the "Seller").

          WHEREAS the Buyer and the Seller have executed that certain Second Amended and Restated Purchase Agreement, dated as of January 22, 2002 (the "Purchase Agreement");

          WHEREAS the Buyer and the Seller wish to amend the Purchase Agreement as provided herein;

          NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree to amend the provisions of the Purchase Agreement as follows:

     SECTION 1. Amendment of Section 1.1. (a) Section 1.1 of the Purchase Agreement shall be and hereby is amended by adding the following definition, which shall read in its entirety as follows:

                           "Interchange" shall mean all interchange fees payable to the Seller pursuant to the Bank Receivables Purchase Agreement, the amount of which allocable to the Receivables on any day shall be calculated as provided in subsection 5.1(g).

                  (b) Section 1.1 of the Purchase Agreement shall be and hereby is amended by deleting the definition of "Receivable" in its entirety and by inserting in its place the following definition, which shall read in its entirety as follows:

                           "Receivable" shall mean all of the indebtedness of any Obligor under an Account, including the right to receive payment of any interest or finance charges and other obligations of such Obligor with respect thereto, but only to the extent that such amounts payable have been conveyed to the Seller pursuant to the Bank Receivables Purchase Agreement (or, with respect to a Credit Card Originator other than the Bank, pursuant to a similar agreement between such Credit Card Originator and the Seller). Each Receivable includes, without limitation, all rights of the Seller under the applicable Contract. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable.

     SECTION 2. Amendment of Section 2.1. (a) Section 2.1 of the Purchase Agreement shall be and hereby is amended by deleting subsection 2.1(a) in its entirety and by inserting in its place the following:

                           (a) In consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, the Seller does hereby sell, assign, transfer, set-over and otherwise convey to the Buyer, and the Buyer does hereby purchase from the Seller, without recourse except as specifically set forth herein, all of the Seller's right, title and interest in, to and under (i) in the case of Receivables arising in the Accounts designated on the Initial Closing Date (including Transferred Accounts related to such Accounts), the Receivables existing at the close of business on the Initial Closing Date and thereafter created from time to time in such Accounts until the termination of this Agreement, (ii) in the case of Receivables arising in the Additional Accounts and the Supplemental Accounts (including Transferred Accounts related to such Additional Accounts and Supplemental Accounts), the Receivables existing at the close of business on the applicable Addition Cut-Off Date and thereafter created from time to time in such Accounts until the termination of this Agreement, (iii) all Interchange allocable to such Receivables, (iv) all monies and investments due or to become due with respect to all of the foregoing, (v) all Collections with respect to, and all proceeds of, all of the foregoing, and (vi) the Bank Receivables Purchase Agreement to the extent that it relates to the foregoing. The Receivables existing in Additional Accounts and Supplemental Accounts at the close of business on the related Addition Cut-Off Date and thereafter arising in such Additional Accounts and Supplemental Accounts on or prior to the related Addition Date, and the related property, shall be sold by the Seller and purchased by the Buyer on the related Addition Date. Receivables arising after such Addition Date in such Additional Accounts or Supplemental Accounts, and the related property, shall be sold by the Seller and purchased by the Buyer on the date such Receivables arise. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Buyer of any obligation of the applicable Credit Card Originator or the Seller in connection with the Accounts or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors, merchant banks, merchant clearance systems, VISA USA, Inc., MasterCard International, Incorporated or insurers.

                  (b) Section 2.1 of the Purchase Agreement shall be and hereby is further amended by deleting the third sentence of subsection 2.1(d) in its entirety and by inserting in its place the following:

         However, in the event that, notwithstanding the intent of the parties, the Receivables or other property are held to continue to be property of the Seller, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC, and (ii) the conveyance by the Seller provided for in this Agreement shall be deemed to be and the Seller hereby grants to the Buyer a security interest in all of the Seller's right, title and interest in, to and under (u) in the case of Receivables arising in the Accounts designated on the Initial Closing Date (including Transferred Accounts related to such Accounts), the Receivables existing at the close of business on the Initial Closing Date and thereafter created from time to time in such Accounts until the termination of this Agreement, (v) in the case of Receivables arising in the Additional Accounts and the Supplemental Accounts (including Transferred Accounts related to such Additional Accounts and Supplemental Accounts), the Receivables existing at the close of business on the applicable Addition Cut-Off Date and thereafter created from time to time in such Accounts until the termination of this Agreement, (w) all Interchange allocable to such Receivables, (x) all monies and investments due or to become due with respect to all of the foregoing, (y) all Collections with respect to, and all proceeds of, all of the foregoing, and (z) the Bank Receivables Purchase Agreement to the extent that it relates to the foregoing, to secure (1) the obligations of the Seller and (2) a loan to the Seller in the amount of the Purchase Price as set forth in this Agreement.

     SECTION 3. Amendment of Section 3.1. Section 3.1 of the Purchase Agreement shall be and hereby is amended by deleting subsection 3.1(a) in its entirety and by inserting in its place the following:

                           (a) The Purchase Price for the Receivables and related property conveyed to the Buyer under this Agreement shall be a dollar amount equal to the aggregate amount of all Principal Receivables, and of all Finance Charge Receivables as constitute fees and charges relating to the debt waiver programs administered by a Credit Card Originator, so sold, subject to adjustment to reflect such factors as the Buyer and the Seller mutually agree will result in a Purchase Price determined to equal the fair market value of such Receivables and related property.

     SECTION 4. Amendment of Section 5.1. Section 5.1 of the Purchase Agreement shall be and hereby is amended by adding the following at the end of Section 5.1, immediately after subsection 5.1(f), which shall read in its entirety as follows:
                           (g) On or before each Determination Date, the Seller shall pay to the Buyer or its designee, in immediately available funds, the amount of Interchange allocable to the Receivables with respect to the preceding Monthly Period. Such amount of Interchange shall be equal to the product of (a) the total amount of Interchange paid to the Seller during the preceding Monthly Period and (b) a fraction the numerator of which is the aggregate amount of cardholder charges for goods and services in the Accounts with respect to such Monthly Period and the denominator of which is the aggregate amount of cardholder charges for goods and services with respect to such Monthly Period in all VISA USA, Inc. and MasterCard International, Incorporated accounts owned by a Credit Card Originator the receivables of which have been sold to the Seller pursuant to the Bank Receivables Purchase Agreement.

     SECTION 5. Amendment of Section 6.1. Section 6.1 of the Purchase Agreement shall be and hereby is amended by deleting the second sentence thereof in its entirety, and inserted in its place shall be the following:

         Upon such payment, without further action, such Ineligible Receivable, together with all Interchange allocable to such Ineligible Receivable, shall be reassigned to the Seller.

     SECTION 6. Amendment of Section 6.2. Section 6.2 of the Purchase Agreement shall be and hereby is amended by deleting the third sentence thereof in its entirety, and inserted in its place shall be the following:

         Upon such payment, and without further action, such Receivables, together with all Interchange allocable to such Receivables, shall be reassigned to the Seller.

     SECTION 7. Amendment of Exhibit A. Exhibit A to the Purchase Agreement shall be and hereby is amended by deleting subsection 3(a) thereof in its entirety and by inserting in its place the following:

                           (a) The Seller does hereby sell, transfer, assign, set over and otherwise convey to the Buyer, without recourse except as provided in the Receivables Purchase Agreement, all of the Seller's right, title and interest in, to and under (i) the Receivables existing in the Supplemental Accounts at the close of business on the Addition Cut-Off Date and thereafter created from time to time in the Supplemental Accounts until the termination of the Receivables Purchase Agreement, (ii) all Interchange allocable to such Receivables, (iii) all monies and investments due or to become due with respect to all of the foregoing, and (iv) all Collections with respect to, and all proceeds of, all of the foregoing (collectively, the "Additional Purchased Assets").

     SECTION 8. Effectiveness. The amendments provided for by this Amendment No. 1 shall become effective upon the occurrence of the following:

     (a) Receipt by the Buyer and the Seller of written confirmation from each Rating Agency to the effect that the terms of this Amendment No. 1 will not result in a reduction or withdrawal of the rating of any outstanding securities issued by the Trust to which it is a Rating Agency.

     (b) Counterparts of this Amendment No. 1, duly executed by the parties hereto.

     SECTION 9. Purchase Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Purchase Agreement shall remain in full force and effect. All references to the Purchase Agreement in any other document or instrument shall be deemed to mean such Purchase Agreement as amended by this Amendment No. 1. This Amendment No. 1 shall not constitute a novation of the Purchase Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Purchase Agreement, as amended by this Amendment No. 1, as though the terms and obligations of the Purchase Agreement were set forth herein.

     SECTION 10. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

     SECTION 11. Governing Law. THIS AMENDMENT NO. 1 SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 12. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Purchase Agreement. All Section or subsection references herein shall mean Sections or subsections of the Purchase Agreement, except as otherwise provided herein.







                  IN WITNESS WHEREOF, the Buyer and the Seller each have caused this Amendment No. 1 to be duly executed by their respective officers as of the day and year first above written.



                                            METRIS COMPANIES INC.,
                                               as Seller

                                            By:  /s/Ralph A. Than
                                                  Name:Ralph A. Than
                                                  Title:Sr. Vice President,
                                                        Treasurer

                                            METRIS RECEIVABLES, INC.,
                                               as Buyer

                                            By:  /s/Ralph A. Than
                                                  Name: Ralph A. Than
                                                  Title:Sr. Vice President,
                                                        Treasurer